EXHIBIT 99.48



			   ADT INVESTMENTS II, INC.



								April 10, 1997


Kansas City Power & Light Company
1201 Walnut
Kansas City, Missouri 64106-2124

Attention: Jeanie Sell Latz
	   Corporate Secretary

       Re: Demand for Shareholder List

Dear Ms. Latz:

	       The undersigned, ADT Investments II, Inc., a record holder of shares of common stock, without par value ("Common Stock"), of Kansas City Power & Light Company, a Missouri corporation (the "Company"), hereby demands, pursuant to Section 351.215 of the Missouri General and Business Corporation Law and Article VIII of the Company's By-Laws, that (1) original or attested copies of the following corporate records be made immediately available for inspection and copying by the undersigned or its attorneys or agents at the Company's principal place of business during usual business hours and in no case later than 5:00 p.m. on April 14, 1997, and from day to day thereafter during usual business hours until the inspection may be completed, or (2) the Company deliver copies of such records to James C. Tilden at the offices of Seigfreid, Bingham, Levy, Selzer & Gee located at 2800 Commerce Tower, 911 Main Street, Kansas City, Missouri 64105:

	       Pursuant to Section 351.215 of the Missouri General and Business Corporation Law, the undersigned is entitled to and demands as part of the foregoing inspection:

	       1. A complete record or list of shareholders of the Company
		  certified by its transfer agent showing the name and address of each shareholder and the number of shares of stock registered in the name of each shareholder as of a recent date.

	       2. A magnetic computer tape list of the shareholders of the
		  Company as of the date of the list described in paragraph 1 above, showing the name and address of and the number of shares held by each shareholder and such computer processing data as is necessary to make use of such magnetic computer tape, including, without limitation, a record layout and a computer printout of such magnetic computer tape list for verification purposes.

	       3. All information in or which comes into the possession or
		  control of the Company or its transfer agent, any proxy solicitor or other agents, or which can be reasonably obtained from nominees of any central certificate depository system, broker, dealer, bank, clearing agency or voting trustee or any other nominees concerning the number and identity of the actual beneficial owners of the Company's Common Stock, including a breakdown of any holders in the name of Cede & Co. and any other similar securities depository or nominee.

	       4. All information in or which comes into the possession or
		  control of the Company or its transfer agent, any proxy solicitor or other agents concerning the name, address and number of shares of Common Stock attributable to any beneficial owner or employee of the Company entitled to direct the voting of any Company Common Stock pursuant to any dividend reinvestment, employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock or other comparable plan and a copy of the material request form from ADP-Proxy Services. All information in or which comes into the possession or control of the Company or its transfer agent, any proxy solicitor or other agents concerning the mechanism by which the beneficial owners or employees of the Company direct the voting of the shares of Common Stock of the Company pursuant to the plans referred to in this paragraph 4.

	       5. All information in or which comes into the possession or
		  control of the Company or its transfer agent, any proxy solicitor or other agents, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees or other nominees relating to the names of non-objecting beneficial owners of the Company's Common Stock in the format of a magnetic computer tape list and printout in descending order balance (such information being readily available to the Company under Rule 14b-1(b) of the Securities Exchange Act of 1934 from ADP-Proxy Services), including (but not limited to) all lists of such beneficial owners of Common Stock available to the Company pursuant to Rule 14b-1(b).

	       The purpose of the demand is to permit the undersigned to communicate with other shareholders of the Company on matters relating to their interest as shareholders, including communicating with such shareholders regarding the proposed offer by Western Resources, Inc. to exchange each outstanding share of Common Stock of the Company for common stock of Western Resources, Inc.

	       ADT Investments II, Inc. desires to examine the books and records set forth above on April 14, 1997, and from day to day thereafter until the inspection may be completed. ADT Investments II, Inc. is unable to accurately estimate the probable duration of the examination until the exact form and length of the items requested above is known; however, it is anticipated that the inspection should be completed within six hours. ADT Investments II, Inc. understands that, pursuant to Article VIII, Section 3 of the Company's bylaws, the right to inspect books of the Company may be exercised only at such times as the Company's registered office is normally open for business and that the inspection may be limited to four hours on any one day.

	       The following persons will be present at the examination: James
C. Tilden and such other attorneys from the law firm of Seigfreid, Bingham, Levy, Selzer & Gee as Mr. Tilden deems necessary, representatives from D.F. King & Co. Inc., and such other persons as they may deem necessary to conduct an examination of the items demanded above.

	       The undersigned will bear the reasonable costs of the Company in connection with the production of the requested information.

	       The undersigned hereby designates and authorizes Seigfreid, Bingham, Levy, Selzer & Gee and D.F. King & Co. Inc., their partners, employees, and any person designated by them to receive, as its agents, the information herein requested. A power of attorney is enclosed herewith.

	       Please advise James C. Tilden promptly at (816) 421-4460 and in any event within three days after receipt of this demand, when and where the items demanded above will be made available to the undersigned and its designated agents. If the Company has not contacted Mr. Tilden by such date, we will assume that it does not intend to comply with our demand for the information outlined above and we intend to pursue an appropriate recourse to obtain such information.

	       Please sign and date a copy of this letter to indicate your receipt hereof and return it to the undersigned.


				    Very truly yours,

				    ADT INVESTMENTS II, INC.



				    By: /s/ J. William Grant
				       ---------------------
					    J. William Grant
					    President


KANSAS CITY POWER & LIGHT COMPANY



By:
    -----------------------------
      Name:
      Title:


Date: April __, 1997






			       POWER OF ATTORNEY


      ADT Investments II, Inc., a Delaware corporation ("ADT") does hereby generally constitute and appoint James C. Tilden of the firm Seigfreid, Bingham, Levy, Selzer & Gee, John Bibas or Robert M. Fraina of the firm of D.F. King & Co. Inc., or the authorized agents of any of the foregoing to act separately as true and lawful attorneys-in-fact and agents, with full capacities, to (i) conduct the inspection and copying as requested by the attached letter from the undersigned to Kansas City Power & Light Company, a Missouri corporation (the "Company") dated as of the date hereof, and (ii) conduct any further inspection of the books and records of the Company provided in Section 351.215 of the Missouri General and Business Corporation Law, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as they might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

					ADT INVESTMENTS II, INC.



					By: /s/ J. William Grant
					   ---------------------
						J. William Grant
						President


Date: April 8, 1997





STATE OF FLORIDA       )
		       ) ss:
COUNTY OF PALM BEACH   )


      J. William Grant, having been first duly sworn, deposes and says that he is a President of ADT Investments II, Inc., a Delaware corporation, and that he is authorized to execute the foregoing power of attorney.


					   /s/ J. William Grant
					   --------------------
					       J. William Grant


SWORN TO AND SUBSCRIBED before me
this 8th day of April, 1997.


/s/ Barbara A. Feinblatt
------------------------
       Notary Public
       [Notary Seal]